SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): JULY 16, 1998
                                                        -------------


                         ICN Pharmaceuticals, Inc.
                         -------------------------
           (Exact Name of Registrant as Specified in its Charter)


          DELAWARE               001-11397                   33-0628076
          --------               ---------                   ----------
(State or Other Jurisdiction    (Commission                (IRS Employer
      of Incorporation)         File Number)            Identification No.)



          3300 Hyland Avenue
        Costa Mesa, California                                 92626
        ----------------------                                 -----
(Address of Principal Executive Offices)                       (Zip
                                                               Code)


Registrant's telephone number, including area code:     (714) 545-0100
                                                        --------------


                                    N/A
                                    ---
       (Former name or former address, if changed since last report)


Item 5. Other Events


     1. Due to a worsening liquidity problem in Yugoslavia, an agency of the Yugoslavian government defaulted on notes receivable due the Registrant and, as a result, the Registrant will provide a reserve for the amounts owed while it works with the government agency to renegotiate credit terms.

     2. The Registrant sold its rights to Schering-Plough Corporation to co-market oral ribavirin for the treatment of hepatitis C (HCV) in the European Union.

     The preceding is qualified in its entirety by reference to the press releases, issued by the Registrant on July 16, 1998, which are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference.

Item 7. Exhibits

99.1 Text of Press Release issued by the Registrant on July 16, 1998 regarding notes receivable due the Registrant from an agency of the Yugoslavian government.

99.2 Text of Press Release issued by the Registrant on July 16, 1998 regarding the sale of its rights to Schering-Plough Corporation to co-market oral ribavirin for the treatment of hepatitis C (HCV) in the European Union.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       ICN Pharmaceuticals, Inc.



                                       By: /s/  David C. Watt
                                           -----------------------------
                                           David C. Watt
                                           Executive Vice President,
                                           General Counsel and Secretary


Date: July 16, 1998


                               EXHIBIT INDEX



Exhibit Number      Description
--------------      -----------

     99.1 Text of Press Release issued by the Registrant on July 15, 1998 regarding notes receivable due the Registrant from an agency of the Yugoslavian government.

     99.2 Text of Press Release issued by the Registrant on July 16, 1998 regarding the sale of its rights to Schering-Plough Corporation to co-market oral ribavirin for the treatment of hepatitis C (HCV) in the European Union.